EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES THIRD QUARTER 2013
EARNINGS CONFERENCE CALL

DENVER, CO - October 11, 2013 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the third quarter of 2013 after the close of trading on October 29, 2013. A teleconference to discuss these results and other operational matters is scheduled for October 30, 2013, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). The call participation number is 877-445-0811, and the conference ID number is 85897325. An audio replay of the call will be available approximately two hours after the call at 855-859-2056, with the conference ID number 85897325. International participants may dial 617‑401-8115 to take part in the conference call, using the conference ID number 85897325, and may access a replay of the call at 404-537-3406, using conference ID number 85897325. Replays may be accessed through November 13, 2013.
This call is being webcast live and may be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through November 13, 2013.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052
INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444